UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STERLING CONSTRUCTION COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STERLING CONSTRUCTION COMPANY, INC.

SUPPLEMENT TO OUR PROXY STATEMENT DATED MARCH 24, 2021

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 5, 2021

On March 2, 2021, the Board of Directors (the “Board”) of Sterling Construction Company, Inc. (the “Company”) approved, subject to shareholder approval, the Company’s Amended and Restated 2018 Stock Incentive Plan (the “A&R 2018 Plan”). On March 24, 2021, the Company made available a proxy statement (the “Proxy Statement”) and mailed notice thereof to its shareholders, describing the matters to be voted on at the Annual Meeting of Shareholders to be held on May 5, 2021 (the “Annual Meeting”), including a proposal to adopt the A&R 2018 Plan, which, as compared to the original 2018 Stock Incentive Plan (i) increases the number of shares reserved for issuance by 2,000,000 shares, from 1,800,000 to 3,800,000 shares, (ii) increases the number of shares that may be granted without compliance with minimum vesting requirement by 100,000 shares, from 90,000 to 190,000 shares (representing 5% of the total authorized shares under the A&R 2018 Plan), and (iii) extends the term of the plan to May 5, 2031 (“Proposal 4”). The Board made no other changes to the original 2018 Stock Incentive Plan.

The Company has decided to reduce the number of shares reserved for issuance under the A&R 2018 Plan. Accordingly, on April 14, 2021, the Board approved an amendment to the A&R 2018 Plan, subject to shareholder approval, to (i) reduce the total number of shares reserved for issuance thereunder to 3,400,000 instead of 3,800,000 (representing an increase of 1,600,000 shares instead of 2,000,000 shares), and (ii) correspondingly reduce the total shares that may be granted without compliance with minimum vesting requirement from 190,000 shares to 170,000 shares (representing 5% of the reduced total authorized shares under the A&R 2018 Plan). The Board made no other changes to the A&R 2018 Plan.

Any vote “FOR” or “AGAINST” Proposal 4 made by a shareholder prior to the date of this Supplement will be counted as a vote “FOR” or “AGAINST” Proposal 4, as revised as described above. If any shareholder who has already voted would like to revoke or change his or her vote on any matter, such shareholder may do so by providing the Company with another proxy with a later date prior to the Annual Meeting, or as otherwise described in the Proxy Statement. If any shareholder has questions or would like a new proxy card, they should contact the Company at (281) 214-0777.

This Supplement to the Proxy Statement is first being made available to shareholders on or about April 14, 2021 and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies and supersedes any inconsistent information contained in the Proxy Statement.

The Company has retained Okapi Partners LLC (“Okapi”) as its proxy solicitor in connection with the solicitation of proxies for all the proposals to be considered at the Annual Meeting. We will pay Okapi $15,000 plus expenses for these services and indemnify Okapi against losses arising out of its provision of these services on our behalf.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4.